SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2002

Northrop Grumman Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East, Los Angeles, California 90067	www.northropgrumman.com
(Address of Principal Executive Offices and internet site)

(310) 553-6262
(Registrant’s telephone number, including area code)

Item 5.    Other Events

5(a) Northrop Grumman Corporation issued a press release on December 11, 2002, the full text of which is attached as Exhibit 99.1 and is incorporated herein by this reference.

5(b) On December 11, 2002, the United States of America filed a Complaint, a proposed Final Judgment, and a Stipulation and Order between the United States of America, as plaintiff, and Northrop Grumman Corporation and TRW Inc., as defendants, by which the parties agreed that the Court may enter the proposed Final Judgment following the United States' compliance with the Antitrust Procedures and Penalties Act, 15 U.S.C. §§ 16(b)-(h). The full text of the Stipulation and Order with the proposed Final Judgment is attached as Exhibit 99.2 and is incorporated herein by this reference. The Court entered the Stipulation and Order on December 11, 2002 and the Stipulation became effective upon the closing of the merger acquisition of TRW by Northrop Grumman. Certain statements made or implied in the foregoing materials are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and in particular, statements that are in the future tense or that imply events that have not yet occurred, are forward-looking, and actual outcomes may differ materially from those described or anticipated in these materials.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release dated December 11, 2002

99.2	Stipulation and Order with the proposed Final Judgment entered December 11, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2002

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ JOHN MULLAN
John H. Mullan Corporate Vice President and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 11, 2002

99.2	Stipulation and Order with the proposed Final Judgment entered December 11, 2002

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